EXHIBIT 2.2



                    NC ENTERPRISES, INC. AND SUBSIDIARIES
                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME
                             (THOUSANDS OF DOLLARS)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999



Operating revenues:
     Electric                                                            $ 110
     Gas                                                                80,640
     Other                                                             135,009
                                                               ----------------
                                                                       215,759
Operating expenses:
     Cost of gas sold                                                   72,661
     Other operating and maintenance expense                           148,583
     Depreciation and amortization                                       4,980
     Taxes (other than income taxes)                                       987
                                                               ----------------
                                                                       227,211
                                                               ----------------
Operating income (loss)                                                (11,452)

Other income and deductions:
     Equity in earnings of Yorkshire Power and
      other unconsolidated subsidiaries                                 15,245
     Miscellaneous income and deductions - net                           2,400
                                                               ----------------
                                                                        17,645

Interest charges                                                        18,194
                                                               ----------------
Income (loss) before income taxes                                      (12,001)

Income tax (benefit) expense                                           (18,268)
                                                               ----------------

Net income                                                             $ 6,267
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